UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      February 1, 2005

Reynolds American Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

401 North Main Street,
Winston-Salem, NC 27102-2990
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:      336-741-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CF 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

(a) On February 2, 2005, the Board of Directors of Reynolds American Inc. approved certain amendments to its indemnification agreement with its directors and executive officers, pursuant to which RAI has agreed to indemnify, and advance expenses to, such persons under the circumstances described in the agreement. Prior to the amendments, the form of indemnification agreement required that certain actions or approvals be taken by a majority of “Incumbent Directors.” An “Incumbent Director” is a director of RAI who, as of July 30, 2004, was a member of the RAI Board, or who has been designated as a director pursuant to the Business Combination Agreement, dated October 27, 2003, between R.J. Reynolds Tobacco Holdings, Inc. and Brown & Williamson Tobacco Corporation, as amended, or is subsequently appointed, or nominated for election, as a director by the Board under particular circumstances. Section 8 of Article VIII of RAI’s Articles of Incorporation generally prohibits RAI from entering into or maintaining an agreement limiting the ability of RAI’s Board to take action only upon the approval of certain continuing directors. To ensure that the form of indemnification agreement is consistent with that provision of the Articles of Incorporation, RAI’s Board adopted, on February 2, 2005, a revised form of indemnification agreement, replacing references to approval by a majority of Incumbent Directors with approval by 3/4 of the members of the Board. A copy of the amended and restated form of indemnification agreement, which contains other, non-material amendments, is attached as Exhibit 10.1 to this Report. RAI intends to enter into this revised form of indemnification agreement with each of its directors and executive officers, with such agreements replacing RAI’s existing indemnification agreements with these individuals.

(b) On February 2, 2005, the Corporate Governance and Nominating Committee of RAI’s Board of Directors approved certain amendments to the Equity Incentive Award Plan for Directors of Reynolds American Inc., referred to as the EIAP. Such amendments consist of (1) modifications to ensure that the EIAP conforms to applicable provisions of the American Jobs Creation Act of 2004, (2) addition of provisions relating to the participation of the Non-Executive Chairman in the EIAP and (3) certain other non-material changes. A copy of the amended and restated EIAP is attached as Exhibit 10.2 to this Report.

(c) On February 2, 2005, the Governance Committee approved certain amendments to the Deferred Compensation Plan for Directors of Reynolds American Inc., referred to as the DCP. Such amendments consist of (1) modifications to ensure that the DCP conforms to applicable provisions of the American Jobs Creation Act of 2004 and (2) certain other non-material changes. A copy of the amended and restated DCP is attached as Exhibit 10.3 to this Report.

(d) On February 2, 2005, RAI’s Board of Directors, based upon a recommendation from its Compensation Committee, approved certain amendments to the Reynolds American Inc. Long-Term Incentive Plan, referred to as the LTIP. Such amendments consist of (1) modifications to ensure that the LTIP conforms to applicable provisions of the American Jobs Creation Act of 2004, (2) clarification of the number of shares authorized for issuance under the LTIP, (3) clarification of the nature of performance factors that may apply to LTIP grants and (4) certain other non-material changes. A copy of the amended and restated LTIP is attached as Exhibit 10.4 to this Report.

(e) On February 1, 2005, the Compensation Committee of RAI’s Board of Directors approved the performance factors which will be used to determine the extent to which bonuses will be payable for the 2005 fiscal year under the Reynolds American Inc. Annual Incentive Award Plan, referred to as the AIAP, the Company’s annual cash bonus plan for key employees. Any such bonus under the AIAP will be paid in the first quarter of 2006. The AIAP performance factors, which vary from participant to participant depending upon the entity that employs the participant, are as follows: for participants employed by RAI, net income and market share; for participants employed by R.J. Reynolds Tobacco Company, referred to as RJR Tobacco, operating income and market share; for participants employed by Santa Fe Natural Tobacco Company, Inc., earnings and volume; and for participants employed by R.J. Reynolds Global Products, Inc., earnings, cash flow and branded volume.

In addition, on February 1, 2005, the Compensation Committee approved the grant, under the LTIP, of performance units to the following five executive officers, with such grants being made in lieu of such persons’ participation in the AIAP: Susan M. Ivey, Lynn J. Beasley, Charles A. Blixt, Dianne M. Neal and Jeffrey A. Eckmann. Any payment with respect to such performance units will be made in cash in the first quarter of RAI’s 2006 fiscal year. The value of the performance units will be based upon, in the case of Mmes. Ivey and Neal and Messrs. Blixt and Eckmann, the 2005 AIAP performance factors for employees of RAI, and, in the case of Ms. Beasley, the 2005 AIAP performance factors for employees of RJR Tobacco.

(f) On February 2, 2005, RAI’s Board of Directors, based upon a recommendation from its Compensation Committee, approved an amendment to the employment offer letter, dated July 29, 2004, between RAI and Jeffrey A. Eckmann, Executive Vice President — Strategy, Integration, IT and Business Development of RAI. Pursuant to such amendment, Mr. Eckmann will be eligible to receive severance under the terms of a special severance benefits and change of control protection agreement upon the termination of his active employment with RAI, projected to be August 31, 2006. In addition, the amendment provides that if his termination from active employment makes him eligible for the terms of the special severance benefits and change of control protection agreement, any award granted to Mr. Eckmann under the LTIP will become fully vested upon the last day of his active employment. A copy of the amendment to Mr. Eckmann’s employment offer letter is attached as Exhibit 10.5 to this Report.

(g) On February 1, 2005, the Compensation Committee of RAI’s Board of Directors approved the form of a special severance benefits and change of control protections agreement. RAI intends to offer such form of agreement to certain key employees of RAI and its operating subsidiaries. The agreement provides that if the participant’s employment is involuntarily terminated other than for cause or if the participant terminates his or her employment for a specifically designated good reason, then the participant will receive two years base salary and target bonus (as in effect at the time of termination of employment), payable over three years, and full employee benefits coverage (including coverage under the executive supplemental payment plan if the individual is otherwise a participant in such plan) for three years.

The agreement further provides that if there is a change of control of RAI, then the participant is entitled to tax reimbursement payments if a “parachute” excise tax is imposed with respect to any payments made by RAI or its affiliates, and reimbursement payments for certain legal and accounting fees as a result of the participant’s termination of employment without cause. In addition, following a change of control of RAI, the participant is entitled under such agreement to terminate his or her employment for a specifically designated good reason during the 24-month period after such change of control, in which case the participant will receive severance benefits, described in the preceding paragraph, as if he or she had been terminated by RAI without cause.

A copy of the form of special severance benefits and change of control protections agreement is attached as Exhibit 10.6 to this Report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 2, 2005, RAI’s Board of Directors approved the following changes to the Bylaws of RAI: (1) deletion of the provision mandating that the Chairman of the Board be an officer of RAI, (2) addition of a requirement that the Board designate the Chairman as either the Executive Chairman (in which case, the Chairman will be an officer of RAI) or the Non-Executive Chairman, (3) addition of a provision that the Chairman shall preside at all meetings of the Board and have such other duties as may be directed by the Board, (4) addition of a provision that the Board may designate a Vice Chairman from among its members, (5) clarification of the duties of the Executive Chairman in certain circumstances and (6) technical modifications to the section relating to the advance notice required for shareholder proposals. A copy of RAI’s amended and restated Bylaws is attached as Exhibit 3.1 to this Report.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Number	Exhibit

3.1	Amended and Restated Bylaws of Reynolds American Inc.

10.1	Amended and Restated Directors and Officers Indemnification Agreement.

10.2	Amended and Restated Equity Incentive Award Plan for Directors of Reynolds American Inc.

10.3	Amended and Restated Deferred Compensation Plan for Directors of Reynolds American Inc.

10.4	Amended and Restated Reynolds American Inc. Long-Term Incentive Plan.

10.5	Letter agreement, dated February 2, 2005, between Reynolds American Inc. and Jeffrey A. Eckmann, amending July 29, 2004 offer letter.

10.6	Amended Letter Agreement regarding Severance Benefits and Change of Control Protections.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

	By:	/s/ McDara P. Folan, III

Name: McDara P. Folan, III
Title: Senior Vice President, Deputy General Counsel and Secretary

Date: February 7, 2005

INDEX TO EXHIBITS

Number	Exhibit

3.1	Amended and Restated Bylaws of Reynolds American Inc.

10.1	Amended and Restated Directors and Officers Indemnification Agreement.

10.2	Amended and Restated Equity Incentive Award Plan for Directors of Reynolds American Inc.

10.3	Amended and Restated Deferred Compensation Plan for Directors of Reynolds American Inc.

10.4	Amended and Restated Reynolds American Inc. Long-Term Incentive Plan.

10.5	Letter agreement, dated February 2, 2005, between Reynolds American Inc. and Jeffrey A. Eckmann, amending July 29, 2004 offer letter.

10.6	Amended Letter Agreement regarding Severance Benefits and Change of Control Protections.